UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2014

Enova Systems, Inc.
(Exact name of registrant as specified in its charter)

California	1-33001	95-3056150
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2945 Columbia Street Torrance, California		90503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(310) 483-9883

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 Other Events.

On March 6, 2014, Enova Systems, Inc. ("Enova”) and John Micek, the President and Chief Executive Officer of Enova, mutually terminated and rescinded their February 28, 2014 oral agreement whereby Enova was going to sell to Mr. Micek, and Mr. Micek was going to purchase from Enova, on, or before, March 19, 2014, 7,000,000 shares of Enova’s Common Stock (the “Shares”) at a purchase price of US $0.01 per share in consideration of $50,000 in cash and the conversion of $20,000 in debt. In lieu of such purchase, Mr. Micek has orally agreed with Enova to loan Enova $50,000 in cash with payment due on demand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA SYSTEMS, INC.

Date: March 6, 2014	By:	/s/ John Micek
Name: John Micek
Title: Chief Executive Officer